EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 29, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in FactSet Research Systems Inc.’s Annual Report on Form 10-K for the year ended August 31, 2010.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP Stamford, Connecticut January 10, 2011